SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2004

WAYNE BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	014612	34-1516142
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

112 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 264-1222

N/A

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

On June 4, 2004, Wayne Bancorp, Inc., an Ohio corporation ("Wayne"), announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") with National City Corporation, a Delaware corporation ("National City").  Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Wayne will be merged with and into National City, with National City being the surviving corporation of such merger.  In connection with the merger, each outstanding share of Wayne's common stock will be converted into $28.50 in cash.  A copy of the press release announcing the execution of the Merger Agreement and related agreements was issued on June 4, 2004 and is attached hereto as Exhibit 99.  A copy of the Merger Agreement is attached hereto as Exhibit 2.  Wayne shall furnish a copy of the disclosure schedules to the Commission upon the Commission's request.  The foregoing description is qualified in its entirety by reference to the full text of such exhibits.  In addition, Wayne and its subsidiary, Savings Bank & Trust, each executed a Memorandum of Understanding with the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions on May 19, 2004.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired:  Not applicable

(b) Pro Forma Financial Information:  Not applicable

(c) Exhibits:

Exhibit No.	Description	Page
2	Agreement and Plan of Merger by and between National City Corporation and Wayne Bancorp, Inc.
99	Press Release dated June 4, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WAYNE BANCORP, INC.

Date: June 4, 2004	By:	/s/ JOHN A. LENDE
John A. Lende Secretary and Treasurer